Exhibit 21.1
Subsidiaries of Focus Media Holding Limited
     The following table sets forth information concerning our direct or indirect subsidiaries:

		Percentage of
Subsidiary	Place of Incorporation	ownership

Focus Media (China) Holding Ltd.	Hong Kong	100%
Focus Media Technology (Shanghai) Co., Ltd.	PRC	100%
Pear Commercial Inc.	British Virgin Islands (“BVI”)	100%
Perfect Media Holding Ltd.	BVI	100%
Focus Media Qingdao Holding Ltd.	BVI	100%
Focus Media Dalian Holding Ltd.	BVI	100%
Focus Media Changsha Holding Ltd.	BVI	100%
Focus Media Digital Information Technology (Shanghai) Co., Ltd.	PRC	100%
New Focus Media Technology (Shanghai) Co., Ltd.	PRC	100%
Sorfari Holdings Limited	BVI	100%
Focus Media Tianjin Limited	BVI	80%
Capital Beyond Limited	BVI	100%
Shanghai New Focus Media Advertisement Co., Ltd.	PRC	100%
Shanghai New Focus Media Advertising Agency Co., Ltd.	PRC	100%
Shanghai Focus Media Defeng Advertisement Co., Ltd.	PRC	100%
Focus Media (China) Information Technology Co., Ltd.	PRC	100%
Shanghai Framedia Advertising Development Co., Ltd.	PRC	100%
Beijing Focus Media Wireless Co., Ltd.	PRC	100%
Chongqing Geyang Focus Media Culture & Broadcasting Co., Ltd.	PRC	100%
Shanghai On-Target Advertisement Co., Ltd.	PRC	100%
Lanzhou Focus Media Advertisement Co., Ltd.	PRC	100%
Haerbin Focus Media Advertisement Co., Ltd.	PRC	100%
Jilin Focus Media Advertisement Co., Ltd.	PRC	100%
Shanghai Yuanchi Advertisement Co., Ltd.	PRC	100%
Shijiazhuang Framedia Zhonglian Advertisement Co., Ltd.	PRC	100%
Jinan Framedia Advertisement Co., Ltd.	PRC	100%
Shanghai Focus Media Baixin Advertising Co., Ltd.	PRC	70%
Shanghai Focus Media Xiangkun Advertising Co., Ltd.	PRC	70%
Infoachieve Limited	BVI	100%
Shanghai Framedia Investment Consultation Co., Ltd.	PRC	100%
Target Media Holdings Limited	Cayman Islands	100%
Target Media Multi-Media Technology (Shanghai) Co., Ltd.	PRC	100%
Shanghai Chuanzhi Huakuang Advertising Agency Co., Ltd.	PRC	100%
Beijing Chuanzhi Huakuang Advertising Agency Co., Ltd.	PRC	100%
CGEN Digital Technology (Shanghai) Company Ltd.	PRC	100%
Beijing Jinglongtian Technology Co., Ltd.	PRC	100%
Shanghai Focus Media Jingshi Advertising Co., Ltd.	PRC	100%
Shanghai Fukesi Advertising Co., Ltd.	PRC	100%
Tianjin Focus Tongsheng Advertising Company Ltd.	PRC	100%
Ruizhong Caiping (Beijing) Advertisement Co., Ltd	PRC	75%
Huichun Focus Media Advertising Co., Ltd.	PRC	100%
Jilin Guanghua Advertising Co., Ltd.	PRC	85%
Ningbo Jiangdonglongdi Culture and Media Co., Ltd.	PRC	100%
Shanghai New Structure Advertisement Co., Ltd.	PRC	100%
Shanghai Chizhong Advertisement Co., Ltd.	PRC	100%
Shanghai Honghao Advertising Co., Ltd.	PRC	100%
Shanghai Zhiyi Advertising Co., Ltd.	PRC	100%
Shanghai Yuanchi Culture & Broadcasting Co., Ltd.	PRC	100%
Shanghai Lizhu Advertisement Co., Ltd.	PRC	100%
Taiyuan Framedia Juzhong Advertisement Co., Ltd.	PRC	100%
Zhengzhou Focus Media Frame Advertisement Co., Ltd.	PRC	100%
Liaoning Framedia Advertising Co., Ltd.	PRC	100%
Shanghai Dahan Advertising Co., Ltd.	PRC	100%
Shanghai Jingxuan Advertising Co., Ltd.	PRC	100%
Shanghai Zhengyuan Advertising Co., Ltd.	PRC	100%
Shanghai Zhuosheng Advertising Co., Ltd.	PRC	100%
Changsha Framedia Advertising Co., Ltd.	PRC	100%
Sichuan Framedia Advertising Co., Ltd.	PRC	100%
Qingdao Target Advertising Co., Ltd.	PRC	100%
Shanghai Ruili Advertising Co., Ltd.	PRC	100%
Shanghai Chuanzhi Advertising Co., Ltd.	PRC	100%
Shanghai Chuanrui Advertising Co., Ltd.	PRC	100%
Bestwin Partners Limited	BVI	100%
Glomedia Holdings Limited	BVI	100%
Appreciate Capital Ltd.	BVI	70%
Richcrest Pacific Limited	BVI	100%
Wealthstar Holdings Limited	BVI	100%
Plentiworth Investment Limited	BVI	100%
Directwealth Holdings Limited	BVI	100%
Better off Investments Limited	BVI	100%

		Percentage of
Subsidiary	Place of Incorporation	ownership

Topstart Holdings Limited	BVI	100%
Vast Well Development Limited	BVI	100%
Crownsky Limited	BVI	100%
E-Rainbow Mobile Information Co., Limited	BVI	100%
Active Max Limited	BVI	100%
Sky Max Global Limited	BVI	100%
Fully Ascend Limited	BVI	100%
Luck Trillion Limited	BVI	100%
Evercom Pacific Limited	BVI	70%
One Capital Investment Limited	BVI	100%
First Star Investment Limited	BVI	100%
Xin Jin Hong Limited	Macau	100%
Advantage Way Limited	BVI	100%
Hua Kuang Advertising Company Limited	Hong Kong	100%
Subsidiaries of Focus Media Advertisement
     The following table sets forth information concerning Focus Media Advertisement’s subsidiaries each of which is incorporated in China:

	Focus Media
	Advertisement’s
	Ownership
Subsidiaries	Percentage		Region of Operations	Primary Business
Shanghai Focus Media Advertising Agency Co., Ltd.	90.0	%(1)	PRC	Holding minority ownership in certain PRC operating affiliates

Shanghai Zonghengpinyu Advertisement Co., Ltd.	90	%(2)	PRC	Dormant

Shanghai Qianjian Advertising Co., Ltd.	90.0	%(1)	PRC	Dormant

Shanghai FengJing Advertisement & Communications Co., Ltd.	95.0	%(3)	PRC	Dormant

Shanghai Shenghuotongdao Advertisement Co., Ltd.	90	%(2)	PRC	Dormant

Shanghai Perfect Media Advertising Agency Co., Ltd. (“Shanghai Perfect”)	95.0	%(1)	PRC	Dormant

Shenyang Focus Media Advertising Co., Ltd.	70.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Hefei Fukesi Advertising Co. Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Nanjing Focus Media Advertising Co., Ltd.	90.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network

Xian Focus Media Advertising & Information Company Ltd.	70.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network

	Focus Media
	Advertisement’s
	Ownership
Subsidiaries	Percentage		Region of Operations	Primary Business
Zhejiang Ruihong Focus Media Advertising Communications Co., Ltd.	80.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Xiamen Focus Media Advertising Company Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Changsha Focus Media Shiji Advertisement Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network

Qingdao Focus Media Advertisement Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network

Hebei Focus Media Advertising Company Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Wuhan Geshi Focus Media Advertising Co., Ltd.	75.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Sichuan Focus Media Advertising Communications Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Dalian Focus Media Advertising Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network

Fuzhou Fukesi Advertising Co., Ltd.	70.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network

Jinan Focus Media Advertising Co., Ltd.	80.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Guangzhou Feisha Advertisement Co., Ltd.	90.0	%(2)	PRC	Dormant

Dongguan Focus Media Advertisement & Communications Co., Ltd.	50.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Yunnan Focus Media Co., Ltd.	89.5	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Zhuhai Focus Media Culture and Communication Company Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network

Guangzhou Fuke Advertising Co., Ltd.	100%		PRC	Dormant

Shanghai Jiefang Focus Media Advertisement & Communications Co., Ltd.	60.0	%(3)	PRC	Operation and maintenance of direct mailing advertising business

Shanghai Qianzhong Advertisement Co., Ltd.	90.0	%(2)	PRC	Dormant

Guangzhou Zhongping Advertisement Co., Ltd.	90.0	%(2)	PRC	Dormant

	Focus Media
	Advertisement’s
	Ownership
Subsidiaries	Percentage		Region of Operations	Primary Business
ShiJiaZhuang Focus Media HuiHuang Business Advertisement Co., Ltd.	63.0	%(3)	PRC	Dormant

ZhengZhou Focus Media Advertisement & Communications Co., Ltd.	[84.0	%(2)]	PRC	Operation and maintenance of out-of-home television advertising network

BeiJing YangShiSanWei Advertisement Co., Ltd.	70.0	%(3)	PRC	Operation and maintenance of movie theatre advertising network

Shanghai Zhenhao Advertising Co., Ltd.	70.0	%(3)	PRC	Operation and maintenance of movie theatre advertising network

Hefei Tiandi Advertisement Co., Ltd.	90	%(2)	PRC	Dormant

Guizhou Focus Media Advertisement Co., Ltd.	100%		PRC	Operation and maintenance of out-of-home television advertising network

Suzhou Focus Media Communication and Advertisement Co., Ltd.	100%		PRC	Operation and maintenance of out-of-home television advertising network

Shanghai Yuanyuan Advertisement Co., Ltd.	90	%(2)	PRC	Dormant

Tianjin Saige Advertisement Planning Co., Ltd.	90	%(2)	PRC	Dormant

Kunming Jingzhirui Advertising Co., Ltd.	100%		PRC	Operation and maintenance of advertising poster frame network

Shanghai Target Media Co., Ltd.	90.0	%(2)	PRC	Dormant

Shenyang Target Media Ltd.	30.0	%(4)	PRC	Dormant

(1)	The remaining equity interest is held by Jimmy Wei Yu as our nominee holder.

(2)	The remaining equity interest is held by Shanghai Focus Media Advertising Agency Co., Ltd..

(3)	The remaining equity interest in this entity is owned by unrelated third parties.

(4)	The remaining equity interests held by Shanghai Target Media Co., Ltd..
     The following table sets forth information concerning Focus Media Advertisement’s indirect subsidiaries each of which is incorporated in China:

Subsidiaries	Ownership Structure	Region of Operations	Primary Business
Shanghai New Perfect Media Advertising Agency Co., Ltd. (“Shanghai New Perfect”)	95.0% held by Shanghai Perfect 5.0% held by Jimmy Wei Yu	PRC	Dormant

Subsidiaries	Ownership Structure	Region of Operations	Primary Business
Haerbin Yifang Focus Media Advertisement Co., Ltd.	90.0% held by Shanghai Perfect 10.0% held by Shanghai New Perfect	PRC	Dormant